                                                                      EXHIBIT 11



             DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES


               STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                            Three Months Ended       Six Months Ended
                                              September 30,           September 30,
                                            ------------------       ----------------

                                              1996     1995           1996     1995
                                             ------   ------         ------   ------
Net income                                   $2,955   $2,616         $5,996   $4,884
                                             ======   ======         ======   ======

Weighted average common shares
   outstanding
                                              6,921    6,733          6,915    6,731
                                             ======   ======         ======   ======

Net income per common share                  $ 0.43   $ 0.39         $ 0.87   $ 0.73
                                             ======   ======         ======   ======


Calculation of weighted average common
   shares outstanding:

Weighted average of common stock
   outstanding
                                              6,454    6,294          6,435    6,282

Weighted average common stock options,
   utilizing the treasury stock method (1)      467      439            480      449
                                             ------   ------         ------   ------


                                              6,921    6,733          6,915    6,731
                                             ======   ======         ======   ======



(1) Utilizing the weighted average stock price of $40.17 and $40.01 per share for the three and six months ended September 30, 1996, respectively, and the weighted average stock price of $24.96 and $23.14 per share for the three and six months ended September 30, 1995, respectively.